Exhibit 99.2
Terayon Demonstrates Digital Video Solutions
at CableLabs® Summer Conference
Keystone, Colorado — August 15, 2005 — Terayon Communications Systems, Inc. (NASDAQ: TERN), a leading provider of digital video networking applications and home access solutions, is demonstrating the advanced capabilities of its digital video solutions here at the CableLabs® Summer Conference, the cable television industry’s research and development consortium.
     “With its ‘who’s who’ list of premier cable industry executives in attendance, CableLabs’ Summer Conference presents Terayon with an ideal venue to demonstrate our market-leading advances in digital simulcast and localized advertising-on-demand,” said Kanaiya Vasani, Terayon’s vice president of marketing. “The cable industry is making great strides in its transition to ‘all digital,’ and Terayon’s solutions enable operators to accelerate this transition and to maximize new service and application opportunities.”
     Terayon’s demonstrations include:
•	Edge decoding for digital simulcasting using the Terayon CP 7600G Gigabit Ethernet multichannel edge decoder, which allows operators to reclaim analog bandwidth and deliver new digital services while supporting analog subscribers.
•	Program redundancy enabled by the Terayon DM 6400 Network CherryPicker®, which ensures uninterrupted service by automatically switching from a primary program source to a synchronized redundant source should the primary source fail.
•	Local advertising insertion powered by the DM 6400 and the DPI1200 ad server from Terayon Partner Program member

Adtec, which together enable operators to generate new revenues by attracting new sponsors with localized advertising that can be inserted ‘on-demand’ just before the program is delivered.
•	Real-time overlay of full-motion graphics using the Terayon BP 5100 and its Digital Motion Graphics Overlay (DMGO) technology, which is accomplished entirely in the digital domain, eliminating the need for the traditional decode/re-encode process that requires additional equipment and reduces picture quality.
About Terayon
     Terayon Communication Systems, Inc. (NASDAQ: TERN) provides digital video networking applications and home access solutions that enable the delivery of advanced digital video, voice and data services. Service providers worldwide have deployed more than 5,000 of Terayon’s digital video systems to brand their programming, insert millions of digital ads, offer HDTV and other digital video services. More than five million Terayon cable modems and other home access solutions have been deployed by cable operators globally to provide broadband Internet access and VoIP telephony. Terayon maintains its headquarters in Santa Clara, California; has sales and support offices worldwide and is on the web at www.terayon.com
# # #

Press Contact:	Investor Contact:
Rebecca West	Eileen Morcos
(415) 402-0230	(408) 235-5544
rebecca@atomicpr.com	eileen.morcos@terayon.com
“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995:
Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including the performance and capabilities of the Terayon CP 7600G, the DM 6400 and the BP 5100; cable television operators move to all-digital and IP-based networks; the pace of operators move to all-digital and IP-based networks; the new services that can be delivered with all-digital and IP-based networks; as well as the other risks and uncertainties detailed from time to time in Terayon’s filings with the Securities and Exchange Commission, including Terayon’s 10-Q for the quarter ended June 30, 2005 and 10-K for the year ended Dec. 31, 2004.
Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.
CableLabs is a trademark of Cable Television Laboratories, Inc.
An equipment demonstration at a CableLabs’ event does not constitute CableLabs’ endorsement of that equipment.